                                                                     EXHIBIT 12A

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED
               CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                                          SIX MONTHS                        YEAR ENDED DECEMBER 31,
                                             ENDED      ----------------------------------------------------------------
                                         JUNE 30, 1997      1996         1995         1994         1993         1992
                                         -------------  ------------  -----------  -----------  -----------  -----------
Income before extraordinary items....... $  41,649,156  $ 73,826,893  $51,921,799  $41,071,338  $35,159,112  $18,964,005
Add
  Portion of rents representative of the
     interest factor....................     1,245,734     2,482,917    1,451,048      104,918      167,263      282,690
  Interest and related debt expenses....    13,224,235    27,343,211   27,375,415   22,032,025   18,998,491   20,239,772
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                            56,119,125   103,653,021   80,748,262   63,208,281   54,324,866   39,486,467
Adjustment for equity share in
  partnerships..........................      (137,647)     (349,642)     504,238      652,725   (2,067,263)     391,306
                                         -------------  ------------  -----------  -----------  -----------  -----------
     Income before extraordinary items,
       as adjusted......................  $ 55,981,478  $103,303,379  $81,252,500  $63,861,006  $52,257,603  $39,877,773
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                         -------------  ------------  -----------  -----------  -----------  -----------
Combined Fixed Charges and Preferred
  Stock Dividend Requirements
  Interest and related debt expenses....  $ 13,147,220  $ 27,189,181  $27,221,385  $21,877,995  $18,998,491  $20,239,772
  Portion of rents representative of the
     interest factor....................     1,245,734     2,482,917    1,451,048      104,918      167,263      282,690
  Preferred stock dividend
     requirements.......................     9,218,850    16,134,475    7,630,556    5,812,500    1,582,125            0
                                         -------------  ------------  -----------  -----------  -----------  -----------
     Combined Fixed Charges and
       Preferred Stock Dividend
       Requirements.....................  $ 23,611,804  $ 45,806,573  $36,302,989  $27,795,413  $20,747,879  $20,522,462
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                         -------------  ------------  -----------  -----------  -----------  -----------
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock Dividend
  Requirements..........................           2.4           2.3          2.2          2.3          2.5          1.9
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                         -------------  ------------  -----------  -----------  -----------  -----------

                                                                     EXHIBIT 12A

                   KIMCO REALTY CORPORATION AND SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                          SIX MONTHS                        YEAR ENDED DECEMBER 31,
                                             ENDED      ----------------------------------------------------------------
                                         JUNE 30, 1997      1996         1995         1994         1993         1992
                                         -------------  ------------  -----------  -----------  -----------  -----------
Income before extraordinary items....... $  41,649,156  $ 73,826,893  $51,921,799  $41,071,338  $35,159,112  $18,964,005
Add
  Portion of rents representative of the
     interest factor....................     1,245,734     2,482,917    1,451,048      104,918      167,263      282,690
  Interest and related debt expenses....    13,224,235    27,343,211   27,375,415   22,032,025   18,998,491   20,239,772
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                            56,119,125   103,653,021   80,748,262   63,208,281   54,324,866   39,486,467
Adjustment for equity share in
  partnerships..........................      (137,647)     (349,642)     504,238      652,725   (2,067,263)     391,306
                                         -------------  ------------  -----------  -----------  -----------  -----------
     Income before extraordinary items,
       as adjusted......................  $ 55,981,478  $103,303,379  $81,252,500  $63,861,006  $52,257,603  $39,877,773
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                         -------------  ------------  -----------  -----------  -----------  -----------
Fixed charges
  Interest and related debt expenses....  $ 13,147,220  $ 27,189,181  $27,221,385  $21,877,995  $18,998,491  $20,239,772
  Portion of rents representative of the
     interest factor....................     1,245,734     2,482,917    1,451,048      104,918      167,263      282,690
                                         -------------  ------------  -----------  -----------  -----------  -----------
          Fixed charges.................  $ 14,392,954  $ 29,672,098  $28,672,433  $21,982,913  $19,165,754  $20,522,462
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                         -------------  ------------  -----------  -----------  -----------  -----------
Ratio of earnings to fixed charges......           3.9           3.5          2.8          2.9          2.7          1.9
                                         -------------  ------------  -----------  -----------  -----------  -----------
                                         -------------  ------------  -----------  -----------  -----------  -----------

                                       3